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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT

                                    State or
                                   Country of        Names Under Which Company Or
         Name(a)                  Incorporation      Subsidiaries Do Business
--------------------------        -------------      ----------------------------
PACCAR of Canada Ltd.             Canada             PACCAR of Canada Ltd.
                                                     Canadian Kenworth Co.
                                                     Peterbilt of Canada
                                                     PACCAR Parts of Canada
PACCAR Australia Pty. Ltd.        Australia          PACCAR Australia Pty. Ltd.
                                                     Kenworth Trucks
PACCAR Financial Pty. Ltd.        Australia          PACCAR Financial Pty. Ltd.
PACCAR U.K. Ltd.                  Delaware           PACCAR U.K. Ltd.
                                                     Foden Trucks
PACCAR Mexico, S.A. de C.V.       Mexico             PACCAR Mexico, S.A. de C.V.
                                                     KENFABRICA, S.A. de C.V.
                                                     KENCOM, S.A. de C.V.
                                                     Kenworth Mexicana S.A. de C.V.
                                                     PACCAR Parts Mexico S.A. de C.V.
                                                     PACCAR Capital Mexico S.A. de C.V.
                                                     Paclease Mexicana S.A. de C.V.
                                                     PACCAR Arrendadora Financiera
                                                       S.A. de C.V.
PACCAR Financial Corp.            Washington         PACCAR Financial Corp.
PACCAR Financial Services Ltd.    Canada             PACCAR Financial Services Ltd.
PACCAR Leasing Corporation        Delaware           PACCAR Leasing Corporation
                                                     PacLease
PACCAR Automotive, Inc.           Washington         Grand Auto
                                                     Al's Auto Supply
PACCAR Sales North America, Inc.  Delaware           PACCAR Sales North America
PACCAR Holding B.V.(b)            Netherlands        PACCAR Holding B.V.
DAF Trucks, N.V.(c)               Netherlands        DAF Trucks, N.V.
                                                     Leyland DAF
DAF Trucks Vlaanderen N.V.(d)     Belgium            DAF Trucks Vlaanderen N.V.
Leyland DAF Trucks Ltd.(d)        United Kingdom     Leyland DAF Trucks Ltd.
Leyland Trucks Limited(e)         England and Wales  Leyland Trucks Limited
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(a)  The names of some subsidiaries have been omitted. Considered in the aggregate, omitted subsidiaries would not constitute a significant subsidiary.
(b)  A wholly owned subsidiary of PACCAR Sales North America, Inc.
(c)  A wholly owned subsidiary of PACCAR Holding B.V.
(d)  A wholly owned subsidiary of DAF Trucks, N.V.
(e)  A subsidiary of Kepacourt Limited, an England and Wales corporation which is a subsidiary of PACCAR Trucks U.K. Ltd., an England and Wales corporation which is a subsidiary of PACCAR Holding B.V.